                                                                      Exhibit 2

                                IRREVOCABLE PROXY



                  THIS AGREEMENT, dated as of January 31, 1996, between Golden Press Holding, L.L.C., a Delaware limited liability company (the "Buyer"), and Richard A. Bernstein (the "Shareholder"), a shareholder of Western Publishing Group, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS,   contemporaneously   with  the   execution  of this
Agreement, the Company and the Buyer are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which the Buyer will purchase (the "Securities Purchase") 13,000 shares of the Company's Series B Convertible Preferred Stock, no par value ("Series B Preferred Stock"), and a warrant (the "Warrant") to purchase 3,250,000 shares (subject to adjustment) of the Company's common stock, par value $.01 per share ("Company Common Stock");

                  WHEREAS,   contemporaneously   with  the   execution  of this
Agreement, Buyer is entering into an agreement substantially similar to this Agreement with each of (i) the Trust, fbo Richard A. Bernstein u/a March 16, 1978, Richard A. Bernstein and Stuart Turner, as trustees, and
(ii) the Trust fbo Richard A.  Bernstein  u/a Barry S.  Bernstein  dated  April
5, 1986,  Fleet National   Bank  of   Connecticut,   as   trustee
(collectively,   the  "Other Shareholders"),  which own 400,000 and 95,771
shares of Company  Common  Stock, respectively; and

                  WHEREAS, the Buyer, as a condition to its willingness to enter into the Securities Purchase Agreement, has required the Shareholder to grant the Buyer an irrevocable proxy with respect to all of the shares of Company Common Stock owned by the Shareholder, together with any additional shares of Company Common Stock hereafter acquired by the Shareholder (such specified number of shares, and any additional shares when and if they are acquired by Shareholder or any "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), and including, without limitation, immediate family members and trusts, 25% or more of the beneficial interests of which are owned by such person or one or more members of his immediate family members; provided that the Company shall not be deemed an "Affiliate" of the Shareholder for purposes of this Agreement), being referred to as the "Shares") on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Irrevocable Proxy. By entering into this Agreement, the Shareholder hereby grants a proxy (the "Proxy") appointing the Buyer (or any designee of the Buyer) as the Shareholder's lawful agent, attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as the Buyer or its proxy or substitute shall, in the Buyer's sole discretion, deem proper with respect to the Shares, including without limitation, to vote any or all the Shares at any meeting, or in connection with any written consent, of the Company's shareholders (i) in favor of the Securities Purchase (or any similar transaction involving the Company and the Buyer (or an Affiliate thereof)), (ii) in favor of the Securities Purchase Agreement or other agreement evidencing any such transaction and in favor of any other related transactions or matters presented in connection with any such transaction, including the Company Voting Matters (as defined in the Securities Purchase Agreement), and (iii) against any other proposal which provides for any merger, sale of assets or other Third Party Business Combination (as defined in the Securities Purchase Agreement) between the Company (or any subsidiary of the Company) and any other person or entity or which would make it impractical for the Buyer to effect the Securities Purchase or other similar transaction involving the Company and the Buyer (or an Affiliate thereof); provided, however, that, until the consummation of the Securities Purchase, the Proxy shall not allow Buyer to vote against, or for the removal of, existing members of the Company's Board of Directors, except that the Proxy will be voted for the Company Voting Matters as contemplated by Section
5.3 of the Securities Purchase Agreement. The Proxy is irrevocable, is coupled with an interest, and is granted in consideration of the Buyer's entering into this Agreement and the Securities Purchase Agreement; provided, however, that the Proxy shall be revoked upon the earlier to occur of (x) the termination of the Securities Purchase Agreement in accordance with its terms prior to the consummation of the Securities Purchase and (y) the failure of the aggregate "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Buyer, each member thereof, any affiliates of such members (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV, at any time following the consummation of the Securities Purchase, to constitute 15% or more of the outstanding Company Common Stock (after taking into account the conversion or exercise of all outstanding securities of the Company that are convertible into or exercisable for shares of Company Common Stock, provided, however, that the shares of Company

Common Stock issuable upon exercise of the Warrant shall be taken into account only in the amount of the excess, if any, of the number of such shares over the number of shares of Company Common Stock issued to such parties as dividends on the Series B Preferred Stock). If the proxy granted in this Section 1 shall be determined to be invalid for any reason, the Shareholder hereby agrees to vote the Shares, in any circumstances set forth in this Section 1, in accordance with the written instructions of Buyer. Notwithstanding any implication to the contrary in this Agreement, the proxy granted in this Section 1 shall be revoked, and the agreement set forth in the immediately preceding sentence shall be terminated, with respect to any Shares upon the sale or transfer of such Shares to a third party (other than an Affiliate of the Shareholder), provided that such sale or transfer is otherwise permitted under the terms of this Agreement.

                  2. Legending of Certificates; Nominee Shares. The Shareholder agrees to submit to the Buyer contemporaneously with or promptly following execution of this Agreement (or promptly following receipt of any additional certificates representing any additional Shares) all certificates representing the Shares so that the Buyer may note thereon a legend referring to the transfer restrictions in this Agreement. If any of the Shares beneficially owned by the Shareholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to the Shares, "Nominee Shares"), the Shareholder agrees that, upon written notice by the Buyer requesting it, the Shareholder will within five days of the giving of such notice execute and deliver to the Buyer a limited power of attorney in such form as shall be reasonably satisfactory to the Buyer enabling the Buyer to require the Nominee to grant to the Buyer an irrevocable proxy to the same effect as
Section 1 hereof with respect to the Nominee Shares held by such Nominee and to submit to the Buyer the certificates representing such Nominee Shares for notation of the foregoing legend thereon.

                  3.  [Intentionally omitted.]

                  4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Buyer that:

                  (a) On the date hereof, the Shareholder is the sole, true, lawful, record and beneficial owner of 3,501,000 shares of Company Common Stock. All of the Shares are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and the Shareholder has good and valid title to the Shares, free and clear of any agreements, liens, adverse claims or encumbrances whatsoever with respect to the ownership of or the right to vote the Shares. The Shareholder has not granted any proxies with respect to the Shares except as contemplated by this Agreement.

                  (b) The Shareholder has the full right, power and authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by the Shareholder.

                  (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time,
(i) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to the Shareholder, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Shareholder under, or require the consent of any third party under, any agreement, instrument, judgment, order or decree to which the Shareholder is a party or by which the Shareholder may be bound.

                  (d) This Agreement is the valid and binding Agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

                  (e) The Shares and the shares of Company Common Stock owned of record by the Other Shareholders (in the case of Fleet National Bank of Connecticut, in its capacity as trustee under the trust referred to above) and the 60,000 shares of Company Common Stock owned of record by The Richard A. and Amelia Bernstein Foundation, Inc., a New York not-for-profit corporation (the "Bernstein Foundation"), are the only shares of Company Common Stock beneficially owned or owned of record by the Shareholder, the Other Shareholders and the Bernstein Foundation and, except for the 9,200 shares of Series A Preferred Stock, no par value, of the Company owned by the Shareholder and the 67,500 shares of Company Common Stock issuable to the Shareholder upon the exercise of options granted to him pursuant to the Company's Amended and Restated 1986 Employee Stock Option Plan, the Shareholder does not own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.
The Shareholder shall not permit the Bernstein Foundation to acquire, directly or indirectly, any additional shares of Company Common Stock during the term of this Agreement.

                  (f) No investment banker, broker or finder is entitled to a commission or fee from the Shareholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

                  5. Additional Covenants of the Shareholder. The Shareholder hereby covenants and agrees that:

                  (a) Neither the Shareholder nor any Affiliate will enter into any transaction, take any action, or by inaction permit any event to occur, that would result in any of the representations or warranties of the Shareholder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event.

                  (b) Until the termination of this Agreement, neither the Shareholder nor any Affliate, whether directly, indirectly, or through any employee, agent or otherwise shall: (i) solicit or initiate any inquiry or submission of a proposal or an offer from any person or entity relating to any acquisition or purchase of (A) the assets, business or property of the Company or any subsidiary thereof, or (B) any equity interest in, or any merger, consolidation or business combination with, the Company or any of its subsidiaries (an "acquisition proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way or assist or facilitate any acquisition proposal by any other person or entity; provided, however, that the Shareholder, in his capacity as the Chairman of the Company's Board of Directors and the Company's Chief Executive Officer, may participate in discussions or negotiations with or furnish information to any other person or entity if the Company's Board of Directors, on advice of counsel, determines that the Shareholder, in his capacity as Chairman of the Company's Board of Directors and the Company's Chief Executive Officer, should so participate or furnish such information. Subject to his fiduciary duties to the Company, the Shareholder shall promptly advise the Buyer of any communication (including the identity of the person or entity making such communication and the terms thereof) that the Shareholder may receive relating to any of the foregoing.

                  (c) Until the termination of this Agreement, subject to his fiduciary duties to the Company, the Shareholder will at all times use his best efforts to prevent the Company from taking any action in violation of the Securities Purchase Agreement, including, but not limited to, any such action that would (i) amend or otherwise change its Certificate of Incorporation or Bylaws, (ii) issue or sell or authorize for issuance or sale any stock appreciation rights, stock options (other than pursuant to stock option plans in effect on the date hereof), warrants or additional shares of any class of capital stock, including the Company Common Stock, or any securities convertible into or exchangeable for shares of any class of capital stock, (iii) declare, set aside, make, pay or accelerate the time for declaration or payment of, any dividend or other distribution with respect to its capital stock, or (iv) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock.

                  (d) Until the termination of this Agreement, neither the Shareholder nor any Affiliate shall, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any shares of capital stock of the Company during the term of this Agreement other than with the Other Shareholders. Neither the Shareholder nor any Affiliate shall seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and the Shareholder agrees to notify the Buyer promptly and to provide all details requested by the Buyer if the Shareholder shall be approached or solicited, directly or indirectly, by any person or entity with respect to any of the foregoing. Notwithstanding the foregoing, the Shareholder (and any Affiliate) shall be entitled, (i) so long as the Shareholder at all times, until the earlier to occur of the consummation of the Securities Purchase and the termination of this Agreement, retains the right to vote (and give consent in respect of) such Shares (subject to the terms of this Agreement), to transfer for no consideration up to 400,000 Shares in the aggregate to an organization that is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and (x) that is not an Affiliate of the Shareholder and (y) that is not a person or entity in respect of which the Shareholder or any Affiliate serves as trustee or in any other fiduciary capacity, (ii) at any time beginning three business days after the financial results of the Company for the fiscal year ending February 3, 1996 have been Publicly

Disclosed (as defined below) by the Company, but not before consummation of the Securities Purchase, to sell all or a portion of the Shares to any purchaser, (x) in the case of non-negotiated, public, open-market transactions, in amounts not to exceed the limitations set forth in Rule 144(e) under the Securities Act (provided that the Shareholder and his Affiliates shall be considered one person for purposes of such limitations) and (y) in all other cases, other than to an Entrepreneurial Investor (as defined below), (iii) to pledge Shares in order to secure a loan from a bona fide lending institution, provided that (x) prior to such pledge such institution agrees in writing to enter into an agreement with the Buyer substantially identical to this Agreement and reasonably satisfactory in all respects to the Buyer, such agreement to take effect immediately prior to such institution's foreclosing or receiving any rights (other than a security interest therein) in respect of such Shares, and (y) prior to such foreclosure, the rights of such institution in respect of such Shares shall be limited to a security interest therein and be subject to this Agreement and
(iv) to transfer Shares by will or pursuant to the laws of descent and distribution to an Affiliate of the Shareholder, provided that, at the time of such transfer, such transferee enters into an agreement with the Buyer substantially identical to this Agreement and reasonably satisfactory in all respects to the Buyer. The Shareholder shall provide the Buyer with prior written notice of any proposed transfer of Shares pursuant to this Section 5(d) and evidence of compliance therewith. For purposes of this Agreement, "Publicly Disclosed" means the Company's publicly announcing (which may include disclosure in the Proxy Statement mailed to the holders of Company Common Stock in connection with the Securities Purchase) the consolidated financial results of the Company and its consolidated subsidiaries for the fiscal year ending February 3, 1996 in the same detail as the Company's public announcement of such results for the fiscal year ended January 28, 1995 (containing at least the consolidated revenues, operating income and net
income  of  the  Company   and  its   consolidated subsidiaries), and an
"Entrepreneurial Investor" means any investor that (or any investor, any of whose Affiliates) (x) is listed on Schedule I hereto or (y) is unacceptable to
John  Vogelstein,  in his  sole  discretion,  provided that no individual   or
entity  listed  on  Schedule  II  hereto  shall  be deemed  an Entrepreneurial
Investor.

                  (e) The Shareholder shall execute and deliver any additional documents reasonably necessary or desirable, in the reasonable opinions of both the Buyer's counsel and the Shareholder's counsel, to evidence the Proxy granted in Section 1 with respect to the Shares or otherwise implement and effect the provisions of this Agreement.

                  (f) Effective upon consummation of the Securities Purchase, the Shareholder shall resign from all of the positions then held by him with the Company and its subsidiaries, including, without limitation, from the offices of Chairman and Chief Executive Officer and from the Board of Directors of the Company, from the office of Chairman and from the Board of Directors of Western Publishing Company, Inc. and from the offices of Chairman, President and Chief Executive Officer and from the Board of Directors of Penn Corporation.

                  (g) The Shareholder hereby agrees promptly to cause the amendment, in a manner reasonably acceptable to the Buyer, of the trademark license agreement, dated September 11, 1995, between P&E Properties, Inc. ("P&E") and Western Publishing Company, Inc. relating to the right to display "The Poky Little Puppy" trademark on a corporate jet owned by P&E, provided that no royalties shall be payable for such right and that such right shall be not be assignable and shall terminate when such jet is no longer owned by P&E or an Affiliate thereof.

                  6.  Representations and Warranties of the Buyer.

                  The Buyer represents and warrants to the Shareholder that:

                  (a) The Buyer has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer.

                  (b) Neither the execution, delivery or performance of this Agreement by the Buyer nor the consummation of the transactions contemplated herein will violate the organizational documents of the Buyer or will conflict with or result in the breach of any material term, condition or provision of any instrument, indenture, contract, lease or other document or understanding, oral or written, to which the Buyer is a party or is otherwise bound or affected in such a manner as to materially and adversely affect the business of the Buyer.

                  7. Termination. This Agreement may be terminated by any party hereto on or after the day of termination of the Securities Purchase

Agreement in accordance with its terms, prior to the consummation of the Securities Purchase, and thereafter (i) by mutual written consent of both parties hereto, provided that Section 10 hereof shall survive termination of this Agreement or (ii) at such time as the Shareholder and the Other Shareholders shall have disposed of direct and indirect "beneficial ownership" of all shares of Company Common Stock (excluding the 60,000 share of Company Common Stock owned by the Bernstein Foundation) in bona fide transactions that do not violate this Agreement.

                  8. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Except as contemplated by Section 5(d), the Shareholder shall not assign its rights or obligations hereunder without the Buyer's consent. The Buyer may assign its rights and obligations hereunder to an Affiliate.

                   9. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by Federal Express or other courier service or sent by express mail, postage prepaid, return receipt requested, addressed to the respective party at the applicable address below, on the date of such personal delivery or on the date received:


If to the Buyer:           Golden Press Holding, L.L.C.
                           c/o Warburg, Pincus Ventures, L.P.
                           466 Lexington Avenue
                           New York, New York 10017
                           Attention: Joanne R. Wenig
                           Telecopy No.: (212) 878-9351


with a copy to:            Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:  Jack H. Nusbaum, Esq.
                           Telecopy No.: (212) 821-8111


If to the Shareholder:     Richard A. Bernstein
                           444 Madison Avenue
                           Suite 601
                           New York, New York 10022
                           Telecopy No.: (212) 888-5025
with a copy to:            James A. Cohen, Esq.
                           444 Madison Avenue
                           New York, New York 10022
                           Telecopy No.: (212) 888-5025

with a copy to:            Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Attention:  Lawrence Lederman, Esq.
                           Telecopy No.: (212) 530-5219

Any party may change the foregoing address from time to time by giving the other party notice thereof.

                  10. Injunctive Relief; Remedies Cumulative.

                  (a) Each party hereto acknowledges that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                  (b) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

                  11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof; provided, however, that the laws of the State of Delaware shall govern as to internal corporate matters.

                  12. Counterparts.    This Agreement may be executed in any
number of counterparts, all of which together shall constitute a single agreement.

                  13. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.

                  14. Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  15. Jurisdiction and Process. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto consents to process being served in any such proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested to such party at its address specified in Section 9 or at such other address of which such party shall then have been notified pursuant to said Section. Each party hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held be valid personal service upon and personal delivery to such party. Such service shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

                    IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


                                    GOLDEN PRESS HOLDING, L.L.C.

                                    By:  WARBURG, PINCUS VENTURES, L.P.
                                         Member



                                    By:________________________________
                                         Name:
                                         Title:  General Partner




                                         -----------------------------------
                                         Richard A. Bernstein

                    Index of Defined Terms


Affiliate.............................................1
beneficial ownership..................................2
Bernstein Foundation..................................4
Buyer.................................................1
Company...............................................1
Company Common Stock..................................1
Nominee...............................................3
Nominee Shares........................................3
Other Shareholders....................................1
P&E...................................................8
Proxy.................................................2
Publicly Disclosed....................................7
Securities Act........................................1
Securities Purchase...................................1
Securities Purchase Agreement.........................1
Series B Preferred Stock..............................1
Shareholder...........................................1
Shares................................................1
Warrant...............................................1
WPV...................................................2